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                                                                   EXHIBIT 10.36

                             AMENDMENT NO. 1 TO THE
                            364-DAY CREDIT AGREEMENT

            AMENDMENT NO. 1 TO THE 364 DAY CREDIT AGREEMENT, dated as of September 17, 2004 (the "Amendment") among APPLIED MATERIALS, INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and CITICORP USA, INC., as administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

            (1) WHEREAS, reference is made to that certain 364-Day Credit Agreement dated as of September 19, 2003, among the Borrower, the Lenders, CitiGroup Global Markets Inc. and KeyBank National Association ("KeyBank"), as joint arrangers, KeyBank, as syndication agent, BNP Paribas and Mizuho Corporate Bank, as co-documentation agents and the Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have extended and agreed to extend credit to the Borrower on the terms and subject to the conditions set forth herein. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement;

            (2) WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth;

            (3) WHEREAS, the Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Lenders have agreed to amend the Credit Agreement; and

            (4) WHEREAS, in consideration of the mutual agreements herein contained and good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

            (a) Section 1.01 is amended by inserting the following definition in appropriate alphabetical order:

            "`Patriot Act' means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56."

            (b) The definition of "Termination Date" in Section 1.01 is amended to delete the date "September 17, 2004" and to replace such date with "September 16, 2005".

            (c) Section 3.02(i) is amended in full to read as follows:

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            "the representations and warranties contained in Section 4.01(other than Section 4.01(d)(ii)) are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and".

            (d) Section 5.02(e) is amended in full to read as follows:

                  "Intentionally omitted."

            (e) Section 8.02(b) is replaced in its entirety with the following:

            "The Borrower hereby agrees that, unless otherwise requested by the Administrative Agent, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement, including, without limitation, all notices, financial statements, financial and other reports, certificates and other required information materials, but excluding any such communication that (i) relates to a request for an amendment or for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder or (v) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the "Communications") by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com (or such other e-mail address designated by the Administrative Agent from time to time).

            Each party hereto agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) (the "Platform"), provided that the Administrative Agent agrees not to post certain non-public information at the reasonable request of the Borrower. Nothing in this Section 8.02(b) shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders in any other manner specified in the Credit Agreement.

            Each Lender agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender to which the foregoing notice may be sent by electronic transmission and
(ii) that the foregoing notice may be sent to such e-mail address.

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            Each party hereto agrees that any electronic communication referred to in this Section 8.02(b) shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Administrative Agent) as "sent" in the e-mail system of the sending party or, in the case of any such communication to the Administrative Agent, upon the posting of a record of such communication as "received" in the e-mail system of the Administrative Agent; provided that if such communication is not so received by the Administrative Agent during the normal business hours (Eastern Standard Time) of the Administrative Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Administrative Agent."

            (f) Section 8.02(c) is replaced in its entirety with the following:

            "Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided "as is" and "as available," (iii) none of the Administrative Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the "Citigroup Parties") warrants the adequacy, accuracy or completeness of the Communications or the Platform , and each Citigroup Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (iv) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Citigroup Party in connection with any Communications or the Platform."

            (g) Article VIII is amended by adding thereto a new Section 8.13, to read as follows:

             "Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act."

               SECTION 2. Conditions of Effective. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

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             SECTION 3. Representations and Warranties of the Borrower. The
Borrower represents and warrants as follows:

            (a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware.

            (b) The Borrower has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except where failures to have such licenses and permits would not, in the aggregate, have a Material Adverse Effect.

            (c) The Borrower is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction where in the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where failures to be so licensed, qualified or in good standing would not, in the aggregate, have a Material Adverse Effect.

            (d) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            (e) This Amendment and the Credit Agreement, as amended by this Amendment, each constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with their terms, except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity.

            (f) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries (including, without limitation, any Environmental Action) pending or to the knowledge of the Borrower threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Amendment and the Credit Agreement, as amended by this Amendment.

            (g) The consolidated balance sheet of the Borrower and its Subsidiaries as of October 26, 2003 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Borrower's 2003 Form 10-K (or an exhibit thereto), a copy of which has been obtained by each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the

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Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (h) There has been no material adverse change since October 26, 2003 in the business, financial position or results of operations of the Borrower and its Subsidiaries, considered as a whole, except as disclosed in the Borrower's filings with the SEC prior to the date hereof.

            (i) No Event of Default has occurred and is continuing.

               SECTION 4. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

            (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

             SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

             SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

             SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date and year first above written.

                                    APPLIED MATERIALS, INC.,
                                    as Borrower

                                    By /s/ Joseph R. Bronson
                                       -----------------------------------------
                                       Name: Joseph R. Bronson
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                    By /s/ George S. Davis
                                       -----------------------------------------
                                       Name: George S. Davis
                                       Title: Corporate Vice President
                                              and Treasurer

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                                    CITICORP USA, INC.,
                                    as Agent and as Lender

                                    By /s/ Avrum Spiegel
                                       -----------------------------------------
                                       Name: Avrum Spiegel
                                       Title:  Vice President

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                                    KEYBANK NATIONAL ASSOCIATION,
                                    as Lender

                                    By /s/ Robert W. Boswell
                                      ------------------------------------------
                                      Name: Robert W. Boswell
                                      Title: Vice President

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                                    BNP PARIBAS,
                                    as Lender

                                    By /s/ Stuart Darby
                                       -----------------------------------------
                                       Name: Stuart Darby
                                       Title: Vice President

                                    By /s/ Rafael Lumanlan
                                       -----------------------------------------
                                       Name: Rafael Lumanlan
                                       Title: Director

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                                 MIZUHO CORPORATE BANK, LTD.,
                                 as Lender

                                 By /s/ Bertram H. Tang
                                    -----------------------------------------
                                    Name: Bertram H. Tang
                                    Title: Senior Vice President & Team Leader

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                                    BANK OF AMERICA, N.A.,
                                    as Lender

                                    By /s/ Kevin McMahon
                                       -----------------------------------------
                                       Name: Kevin McMahon
                                       Title: Managing Director

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                                    MELLON BANK, N.A.,
                                    as Lender

                                    By /s/ Lawrence C. Ivey
                                       -----------------------------------------
                                       Name: Lawrence C. Ivey
                                       Title: First Vice President

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                                    UNION BANK OF CALIFORNIA, N.A.,
                                    as Lender

                                    By /s/ James B. Goudy
                                       -----------------------------------------
                                       Name: James B. Goudy
                                       Title: Vice President

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                                    WELLS FARGO BANK, N.A.,
                                    as Lender

                                    By /s/ Jeff Bailard
                                       -----------------------------------------
                                       Name: Jeff Bailard
                                       Title: Vice President

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                                    HSBC BANK USA, NATIONAL ASSOCIATION,
                                    as Lender

                                    By /s/ David Wagstaff
                                       -----------------------------------------
                                       Name: David Wagstaff
                                       Title Senior Vice President